                                                            Exhibit 21.1


                                QUESTRON TECHNOLOGY, INC.
                       EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
                                    AT MARCH 31, 1997



                         Name of Subsidiary                                 Date of                       State of
                                                                         Incorporation                 Incorporation
      ---------------------------------------------------------     -------------------------     -------------------------
      Quest Electronic Hardware, Inc.                               October 12, 1994                      Delaware

      Questnet Components, Inc.                                     February 13, 1996                     Delaware

      Judicate of Philadelphia, Inc.                                December 21, 1993                     Delaware

      CompWare, Inc. d/b/a Webb Distribution                        November 21, 1994                     Delaware






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